Exhibit 99(a)(2)

FIAT S.P.A.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

As Depositary

and

HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

AMENDED AND RESTATED DEPOSIT AGREEMENT

WITH RESPECT TO PREFERENCE SHARES

Dated as of December 19, 2006

TABLE OF CONTENTS

AMENDED AND RESTATED DEPOSIT AGREEMENT

1.	CERTAIN DEFINITIONS	1

2.	ADRS	2

3.	DEPOSIT OF SHARES	3

4.	ISSUE OF ADRS	4

5.	DISTRIBUTIONS ON DEPOSITED SECURITIES	4

6.	WITHDRAWAL OF DEPOSITED SECURITIES	4

7.	SUBSTITUTION OF ADRS	4

8.	CANCELLATION AND DESTRUCTION OF ADRS; MAINTENANCE OF RECORDS	5

9.	THE CUSTODIAN	5

10.	CO-REGISTRARS AND CO-TRANSFER AGENTS	5

11.	LISTS OF HOLDERS	5

12.	DEPOSITARY’S AGENTS	6

13.	SUCCESSOR DEPOSITARY	6

14.	REPORTS	6

15.	ADDITIONAL SHARES	7

16.	INDEMNIFICATION	7

17.	NOTICES	8

18.	MISCELLANEOUS	8

19.	AMENDMENT AND RESTATEMENT OF OLD DEPOSIT AGREEMENT	8

EXHIBIT A: FORM OF ADR

1.	ISSUANCE OF ADRS	1

2.	WITHDRAWAL OF DEPOSITED SECURITIES	2

3.	TRANSFERS OF ADRS	3

4.	CERTAIN LIMITATIONS	3

5.	TAXES	4

6.	DISCLOSURE OF INTERESTS	4

7.	CHARGES OF DEPOSITARY	5

8.	AVAILABLE INFORMATION	6

9.	EXECUTION	6

10.	DISTRIBUTIONS ON DEPOSITED SECURITIES	7

11.	RECORD DATES	9

12.	VOTING OF DEPOSITED SECURITIES	9

13.	CHANGES AFFECTING DEPOSITED SECURITIES	10

14.	EXONERATION	10

15.	RESIGNATION AND REMOVAL OF DEPOSITARY; THE CUSTODIAN	11

16.	AMENDMENT	11

17.	TERMINATION	11

AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of December 19, 2006 (the “Deposit Agreement”) among FIAT S.p.A. and its successors (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the “Depositary”), and all holders from to time of American Depositary Receipts issued hereunder (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing deposited Shares (as defined below).

W I T N E S S E T H

WHEREAS, the Company and Morgan Guaranty Trust Company of New York (the “Old Depositary”) entered into a Deposit Agreement dated as of December 15, 1988, which was amended and restated on August 23, 1999 (the “Old Deposit Agreement”) to provide for the deposit of Shares of the Company with the Old Depositary or with its custodian as agent of the Old Depositary for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts (“Old Receipts”) evidencing the American depositary shares;

WHEREAS, pursuant to a letter dated December 6, 2006 (the “Notice Letter”), the Company has provided written notice to the Old Depositary that the Company intends to remove the Old Depositary as depositary under Section 13 of the Old Deposit Agreement and appoint the Depositary as successor depositary;

WHEREAS, pursuant to the Notice Letter, the Depository has accepted its appointment as successor depositary under the Old Deposit Agreement and agreed to be bound by all of the terms and provisions binding upon the depositary under the Old Deposit Agreement; and

WHEREAS, pursuant to the terms of Section 16 of Exhibit A of the Old Deposit Agreement, the Company and the Depositary now wish to enter into a new amended and restated Deposit Agreement to replace the Old Deposit Agreement and the Old Receipts.

NOW THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entireties as follows:

1.                                      Certain Definitions

(a)                                                                                  “ADR Register” is defined in paragraph (3) of the Form of ADR.

(b)                                                                                 “ADRs” mean the American Depositary Receipts executed and delivered hereunder.  ADRs may be either in physical registered certificated form or Direct Registration ADRs.  ADRs in physical certificated form shall be substantially in the form of Exhibit A annexed hereto (the “Form of ADR”).  The term “Direct Registration ADR” means an ADR, the ownership of which is recorded on the Direct Registration System.  References to “ADRs” shall include Direct Registration ADRs, unless the context otherwise requires.

(c)                                                                                  Subject to paragraph (13) of the Form of ADR, each “ADS” evidenced by an ADR represents the right to receive one Share and a pro rata share in any other Deposited Securities.

(d)                                                                                 “Custodian” means the agent or agents of the Depositary (singly or collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 9.

(e)                                                                                  The terms “deliver”, “execute”, “issue”, “register”, “surrender”, “transfer” or “cancel”, when used with respect to Direct Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.  The terms “deliver”, “deposit”, “surrender”, “transfer” or “withdraw,” when used with respect to Shares, refer, where the context requires, to an entry or entries or an electronic transfer or transfers in an account or accounts maintained by institutions authorized under law to effect transfers of securities (which may include Monte Titoli S.p.A., the Italian centralized securities depository) and not to the physical transfer of certificates representing the Shares.

(f)                                                                                    “Delivery Order” is defined in Section 3.

(g)                                                                                 “Deposited Securities” as of any time means all Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other securities, property and cash.

(h)                                                                                 “Direct Registration System” means the direct registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

(i)                                                                                     “Holder” means the person or persons in whose name an ADR is registered on the ADR Register.

(j)                                                                                     “Pre-released ADRs” is defined in paragraph (1) of the Form of ADR.

(k)                                                                                  “Regulation S” means Regulation S under the Securities Act of 1933, as the same may be amended from time to time.

(l)                                                                                     “Securities Act of 1933” means the United States Securities Act of 1933, as the same may be amended from time to time.

(m)                                                                               “Securities Exchange Act of 1934” means the United States Securities Exchange Act of 1934, as the same may be amended from time to time.

(n)                                                                                 “Shares” means the preference shares, 5.0 euro par value each, of the Company, having the same rights, including rights with respect to dividends and distributions, as all other previously issued preference shares of the Company and shall include the rights to receive Shares specified in paragraph (1) of the Form of ADR.

(o)                                                                                 “Transfer Office” is defined in paragraph (3) of the Form of ADR.

(p)                                                                                 “Withdrawal Order” is defined in Section 6.

2.             ADRs

(a)                                                                                  ADRs in registered certificated form shall be engraved, printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business or as may be required by any securities exchange on which the ADSs are listed or admitted for trading, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the

                                                                                                Form of ADR, with such changes as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage or to indicate any special limitations or restrictions to which any particular ADRs are subject.  ADRs may be issued in denominations of any whole number of ADSs.  ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  ADRs in certificated form bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such ADRs.

(b)                                                                                 Notwithstanding anything in this Deposit Agreement or in the Form of ADR to the contrary,  ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

(c)                                                                                  Holders shall be bound by the terms and conditions of this Deposit Agreement and of the Form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

(d)                                                                                 The terms and conditions set forth in the Form of ADR are hereby incorporated by reference herein and made a part hereof as if set forth herein, and shall be binding upon the parties hereto.

3.             Deposit of Shares

Subject to the terms and conditions of the Deposit Agreement and applicable law, Shares may be deposited by (i) electronic transfer of such Shares to an account maintained by the Custodian or its nominee for such purpose at Monte Titoli S.p.A., (ii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be so transferred to such account; or (iii) if the Shares are held in certificated form, delivery of the certificates representing such Shares in the manner specified by, and to the extent allowed under, applicable law.  In connection with the deposit of Shares hereunder, the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a “Delivery Order”); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity in lieu therefor; and (d) proxies entitling the Custodian to vote such deposited Shares.  As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit (or evidence of irrevocable instruction to effect such transfer) or pursuant to paragraph (10) or (13) of the Form of ADR, the Custodian shall obtain evidence satisfactory to it of such registration of transfer into the name of the Custodian or its nominee at Monte Titoli S.p.A., at the cost and expense of the person making such deposit (or for whose benefit such deposit is made).  Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine.  Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement.  To the extent that the provisions of or governing the Shares or applicable law make delivery of Shares as contemplated herein impracticable, Shares may be deposited hereunder by any other form of delivery thereof as the Depositary or the Custodian may reasonably accept.

4.             Issue of ADRs

After any such deposit of Shares, the Custodian shall notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall as promptly as practicable issue, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.  ADRs may be issued by the Depositary only under the circumstances contemplated in this Deposit Agreement or in the Form of ADR.

5.             Distributions on Deposited Securities

To the extent that the Depositary determines in its discretion, after consultation with the Company to the extent practicable, that any distribution pursuant to paragraph (10) of the Form of ADR is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems equitable and practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

6.             Withdrawal of Deposited Securities

In connection with any surrender of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder’s written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a “Withdrawal Order”).  Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.  Delivery of Deposited Securities may be made by (i) electronic transfer to an account at Mount Titoli S.p.A. specified in the Withdrawal Order in the name of the Holder or such name of the Holder or such other name as the Holder may direct, or (ii), at the risk and expense of the Holder, any other means as the Holder may reasonably request consistent with applicable law and the provisions of or governing the Deposited Securities.  Such delivery of Deposited Securities shall be accompanied by the delivery to the Holder or to such other person as the Holder may direct of properly executed instruments of transfer or endorsements as may be necessary under applicable law, and, to the extent practicable, Deposited Securities that are Shares or other securities shall be registered in the name of such Holder or such other name as such Holder may direct.

7.             Substitution of ADRs

In case any certificated ADR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for such destroyed, lost or stolen certificated ADR (unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser) upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

8.             Cancellation and Destruction of ADRs; Maintenance of Records.

All ADRs surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices.

The Depositary agrees to maintain or cause its agents to maintain records of all ADRs surrendered and Deposited Securities withdrawn under Section 6 hereof and paragraph (2) of the Form of ADR, substitute ADRs delivered under Section 7 hereof, and cancelled or destroyed ADRs under this Section 8, in keeping with the procedures ordinarily followed by stock transfer agents in the City of New York or as required by applicable laws or regulations.

9.             The Custodian

The Depositary shall endeavor to ensure that at all times there is a Custodian hereunder.  Any Custodian in acting hereunder shall be subject to the directions of the Depositary and shall be responsible solely to it.  The Depositary may, after consultation with the Company to the extent practicable, from time to time appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than Deutsche Bank Trust Company Americas) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof.  The Depositary shall be responsible for the compliance by the Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign from its duties hereunder by at least 30 days prior written notice to the Depositary.  The Depositary may, after consultation with the Company to the extent practicable, discharge any Custodian at any time upon notice to the Custodian being discharged. Any Custodian ceasing to act hereunder as Custodian shall deliver, upon and in accordance with the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act as such hereunder.  The Depositary shall give notice to all Holders of the appointment of any additional or substitute Custodian.

10.          Co-Registrars and Co-Transfer Agents

The Depositary may appoint and remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Deutsche Bank Trust Company Americas) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  If practicable, the Depositary shall provide the Company with prior notice of any such appointment.

11.          Lists of Holders

The Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request.  The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary’s receipt of such request.  The Depositary, at the Company’s expense, shall provide copies to the Company, promptly upon the written request of the Company, of any information received by the Depositary in accordance with paragraph (4)(b)(ii) of the Form of ADR, unless such disclosure to the Company is prohibited by applicable law.

12.          Depositary’s Agents

The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

13.          Successor Depositary

The Depositary may resign as Depositary by written notice to the Company, or be removed as Depositary by the Company by written notice to the Depositary and such resignation or removal shall be effective upon the appointment by the Company of a successor depositary and the acceptance of such appointment as hereinafter provided, subject to the terms set forth in Paragraph (17) of the Form of ADR.  If the Depositary shall resign or be removed, the Company shall use its reasonable efforts to appoint a bank or trust company having an office in The City of New York, as successor depositary hereunder.  Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and upon the execution of such acceptance, such successor depositary shall become Depositary hereunder.  Such predecessor, on the written request of the Company, shall execute and deliver an instrument transferring all of its rights and powers hereunder to such successor Depositary, shall duly assign, transfer and deliver all of its right, title and interest in the Deposited Securities to such successor Depositary, and shall deliver to such successor Depositary a list of the names and addresses of, and holdings of ADSs by, all Holders, together with copies of such records in relation to the ADSs as the Company may reasonably request.  Any such successor Depositary shall mail to each Holder notice of its appointment within 30 days thereof.  Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor Depositary hereunder without any further action.  Upon the appointment or accession of any successor Depositary hereunder, any Custodian then acting hereunder shall forthwith become the agent hereunder of such successor Depositary and such successor Depositary shall, on the written request of such Custodian, execute and deliver to such Custodian any instruments necessary to give such Custodian authority as the agent hereunder of such successor Depositary.

14.          Reports

On or before the first date on which the Company makes any communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed.  The Depositary and its agents may rely upon the Company’s delivery thereof for all purposes of this Deposit Agreement.

15.          Additional Shares

Neither the Company nor any company controlling, controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933.  The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with securities laws in the United States.

16.          Indemnification

The Company shall indemnify, defend and save harmless each of the Depositary and the agents duly appointed by it hereunder against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of its acceptance and the performance of its powers and duties in respect of this Deposit Agreement, except to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to the Depositary or its agents furnished in writing to the Company by any of them expressly for use in any registration statement, proxy statement, prospectus or any other offering document. The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense incurred by the Company to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents specifically appointed by it hereunder.  The obligations set forth in this Section 16 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.  Notwithstanding the above, in no event shall the Depositary or the Company or any of their respective directors, officers, employees, and/or agents be liable for any indirect, special, punitive or consequential damages to the Company or the Depositary, as applicable, or to any Holder, beneficial owner or any other person.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights except to the extent the indemnifying person’s rights have been materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances.  No indemnified person shall compromise or settle any indemnifiable action without the prior written consent of the indemnifying person, (which consent shall not be unreasonably (from the point of view of the person) be withheld or delayed) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such indemnifying party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnified party (without indemnification hereunder by the indemnifying party) seeking such compromise or settlement.

17.          Notices

Notice to any Holder shall be deemed given when first mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

(a)                                  Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 10005

Attention: American Depositary Receipts

Fax: (212) 797-0327

(b)                                 Fiat S.p.A.
Via Nizza, 250
10126 Torino, Italy
Attention:  General Counsel
Fax:  011-29-011-686-3796

18.          Miscellaneous

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary, the Holders, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.  The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof.  If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby.  This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

19.          Amendment and Restatement of Old Deposit Agreement

The Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of the Deposit Agreement, and each Old Receipt is hereby amended and restated to substantially conform to the Form of ADR set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Holders of Old Receipts, such portion shall not become effective as to such Holders with respect to such Old Receipts until three months after such Holders shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Holders of notice of such amendment and restatement which notice contains a provision whereby such Holders can receive a copy of the amended and restated Form of ADR.

IN WITNESS WHEREOF, FIAT S.p.A. and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders of ADRs shall become parties hereto upon acceptance or retention by them of ADRs.

FIAT S.p.A.

By:	/s/ Maurizio Francescatti
Name:	Maurizio Francescatti
Title: Group Treasurer

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By:	/s/ Tom Murphy
Name:	Tom Murphy
Title: Vice President

By:	/s/ Clare Benson
Name:	Clare Benson
Title: Vice President

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

No. of ADSs:

Number
Each ADS
represents One
Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

PREFERENCE SHARES

of

FIAT S.p.A.

(Incorporated under the laws of the Republic of Italy)

DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation, as depositary hereunder (the “Depositary”), hereby certifies that               is the registered owner (a “Holder”) of              American Depositary Shares (“ADSs”), each (subject to paragraph (13)) representing one preference share, 5.0 euro par value (including the rights to receive Shares described in paragraph (1), “Shares” and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the “Deposited Securities”), of FIAT S.p.A., a corporation organized under the laws of the Republic of Italy (the “Company”) deposited under the Amended and Restated Deposit Agreement dated as of December 19, 2006 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

1.             Issuance of ADRs

This ADR is one of the ADRs issued under the Deposit Agreement.  Subject to paragraphs (4) and (7), the Depositary may so issue ADRs (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar or transfer agent of the Company or other entity recording Share ownership or transactions on behalf of the Company; or (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, “Pre-released ADRs”) only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute “Deposited Securities”), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such Shares in trust for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly but in no event more than five business days after demand therefor and  (iii) all Pre-released ADRs evidence not more than 20% of all ADSs (excluding those evidenced by Pre-released ADRs); provided, however, that the Depositary reserves the right, after consultation with the Company, to change or disregard such limit from time to time as it deems appropriate.  The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. Shares or evidence of rights to receive Shares may be deposited through (x) electronic transfer of such Shares to the account maintained by the Custodian or its nominee for such purpose at Monte Titoli S.p.A., or (y) evidence satisfactory to the Custodian of irrevocable instructions to cause such Shares to be transferred to such account or (z) if the Shares are held in certificated form, delivery of the certificates representing such Shares in the manner specified by, and to the extent allowed under, applicable law. If use of the Monte Titoli S.p.A. book-entry system in connection with the Shares is discontinued at any time for any reason, the Company shall make other book-entry arrangements (if any) that it determines, after consultation with the Depositary, are reasonable. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than the Transfer Office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not “restricted securities” as such term is defined in Rule 144 under the Securities Act of 1933, unless at the time of deposit they may be freely transferred in accordance with Rule 144 (k) or may otherwise be offered and sold freely in the United States in transactions exempt from registration under that Act or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares, issuance of ADRs, the transfer of ADRs and the withdrawal of Shares in respect of surrendered ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary shall use its reasonable commercial efforts to refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with such Act.

2.             Withdrawal of Deposited Securities

Subject paragraphs (4), (5) and (7) and to the provisions of or governing Deposited Securities, upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery of the Deposited Securities at the time represented by the ADSs evidenced by this ADR.  Delivery of Deposited Securities may be made by (i) electronic transfer to an account at Mount Titoli S.p.A. specified in the Withdrawal Order in the name of the Holder or such name of the Holder or such other name as the Holder may direct, or (ii), at the risk and expense of the Holder, any other means as the Holder may reasonably request consistent with applicable law and the provisions of or governing the Deposited Securities.  Such delivery of Deposited Securities shall be accompanied by the delivery to the Holder or to such other person as the Holder may direct of properly executed instruments of transfer or endorsements as may be necessary under applicable law, and, to the extent practicable, Deposited Securities that are Shares or other securities shall be registered in the name of such Holder or such other name as such Holder may direct.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A. (1) of Form F-6 (as  such instructions may be amended from time to time) under Securities Act of 1933.

3.             Transfers of ADRs

The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the “Transfer Office”), (a) a register (the “ADR Register”) for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary and the Company, notwithstanding any  notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs evidencing the same number ADSs evidenced by this ADR, or combined with other ADRs into one ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time and from time to time when it deems it expedient after making reasonable efforts to consult with the Company in the case of any closure outside of the ordinary course of business, or as reasonably requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

4.             Certain Limitations

Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of ADRs, Deposited Securities or any other securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The Depositary shall use its reasonable efforts to notify the Company of any procedures it establishes in the future pursuant to clause (c) above. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities, may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary (after making reasonable efforts to consult with the Company in the case of any closure outside of the ordinary course of business) or requested by the Company (after consultation with the Depositary).

5.             Taxes

If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof, any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), for purposes of applying such deduction or the proceeds of any such sale in payment of any such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale after deduction of such tax or other charge (including the costs and expenses related thereto) to the Holders entitled thereto. The Depositary will forward to the Company in a timely fashion such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Holders. The Depositary shall cooperate with the Company in the Company’s efforts to make and maintain arrangements enabling Holders to receive any tax credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the ADSs, and the Depositary shall, to the extent reasonably practicable, provide the Company with such documents as the Company may reasonably request to maintain such arrangements. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may, after consultation with the Company to the extent practicable, dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

6.             Disclosure of Interests

To the extent that the provisions of or governing any Deposited Securities require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other

Shares and other securities and provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all owners of beneficial interests in ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary’s compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions. Each Holder and all owners of beneficial interests in ADRs acknowledge that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Holder or beneficial owner has an interest. All persons holding ADRs or beneficial interests in ADRs agree to comply with all such disclosure requirements and ownership limitations. The Company reserves the right to instruct Holders to deliver their ADRs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares. The Company may also refuse to allow such Holder to redeposit such Shares into the ADR facility The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company’s exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce the withholding of such rights with respect to any Holder.

7.             Charges of DePositary

The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities (including, without limitation, on the termination of the Deposit Agreement), U.S.$5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit or delivery of ADRs or Deposited Securities, as the case may be, to pay such charge. The Depositary may charge, in each case to the extent not prohibited by the rules of the primary stock exchange upon which the ADRs are traded, to any Holder (i) a fee not in excess of U.S. $0.02 per ADS held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal, and (ii) for the operation and maintenance services provided by the Depositary in administering the ADRs an annual fee of U.S.$0.02 or less per ADS; provided, however, that no charge will be assessed under this clause (ii) to the extent a fee of $.02 was charged pursuant to clause (i) above during that calendar year.

The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency) and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of

Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation. These charges may be changed in the manner indicated in paragraph (16).  The charges and expenses of the Custodian are for the sole account of the Depositary.

8.             Available Information

The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the “Commission”).  Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

9.             Execution

This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

DEUTSCHE BANK TRUST COMPANY
AMERICAS,
as Depositary

By

Authorized Officer

At the date of the Deposit Agreement, the Depositary’s Transfer office is located at 60 Wall Street, New York, New York 10005.

[FORM OF REVERSE OF ADR]

10.          Distributions on Deposited Securities

Subject to paragraphs (4) and (5), to the extent practicable, the Depositary will, as promptly as practicable, distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder’s ADRs:

(a)                                                                                  Cash.

Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution in respect of any Deposited Securities or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) (“Cash”), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes or other governmental charges withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner.

Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other cash distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary can then be converted on a reasonable basis into U.S. dollars and distributed to Holders entitled thereto in the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its reasonably and customary charges and expenses in effecting such conversion) to the United States. If at any time the Depositary shall, after consultation with the Company if practicable, determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall, subject to applicable laws and regulations, (a) to the extent requested to do so in writing by Holders entitled to receive the same, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to such Holders or (b), to the extent not so requested, hold such foreign currency (without liability for interest thereon or the investment thereof) for the respective accounts of the other Holders entitled to receive the same. If at the time the Depositary shall determine that in its judgment any U.S. dollars received by the Depositary upon conversion of foreign currency are not transferable into the United States, or if any approval or license of any governmental authority or agency thereof that is required for such transfer is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall hold such U.S. dollars (without liability for interest thereon or investment thereof) for the respective accounts of the Holders entitled to receive the same. If any such conversion of foreign currency into U.S. dollars and/or transfer into the United States, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may, in its reasonable discretion make such conversion and/or distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon or investment thereof) for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable;

(b)                                                                                 Shares.

(i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution in respect of Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, such U.S. dollars to be treated as Cash;

(c)                                                                                  Rights.

(i) Warrants or, in the discretion of the Depositary, other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution in respect of Deposited Securities (“Rights”), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights, such U.S. dollars to be treated as Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the non-transferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).  The Depositary will not offer Rights to any Holder that is a “U.S. Person” (as defined in Regulation S), unless and until (i) a registration statement under the Securities Act of 1933 covering such offering has been declared effective by the Commission or (ii) the Depositary receives an opinion of counsel for the Company in the United States satisfactory to the Depositary to the effect that the offering and sale of the Rights and the securities for which they are exercisable to such Holders are exempt from registration under the Securities Act of 1933.  The Company shall have no obligation to register the Rights or any such securities under the Securities Act of 1933; and

(d)                                                                                 Other Distributions:

(i) securities or property available to the Depositary resulting from any distribution in respect of Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions, such U.S. dollars to be treated as Cash.

Distributions of U.S. dollars pursuant to any clause of this paragraph (10) will be made by checks drawn on a bank in the United States.  Only whole U.S. dollars and cents will be distributed (any fractional cents being withheld without liability and dealt with by the Depositary in accordance with its then current procedures). Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (10) under the Securities Act of 1933 or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

11.          Record Dates

The Depositary shall, after consultation with the Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities or the net proceeds thereof, to give instructions for the exercise of any voting rights in respect of Deposited Securities, to receive any notice or to act in respect of other matters and only such Holders at the close of business on such record date shall be so entitled.

12.          Voting of DePosited Securities

As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, unless the Company informs the Depositary otherwise in order to comply with applicable law, the Depositary shall mail to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials (or a summary thereof in English provided by the Company), (b) that each Holder at the close of business on the record date set by the Depositary therefor will be entitled, subject to any applicable provisions of Italian law and the Company’s by-laws (Statuto), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holders’ ADRs and (c) the manner in which such instructions may be given, including instructions to give a proxy to a person designated by the Company. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted (including the granting of a proxy to the Company in accordance with instructions received from Holders) the Deposited Securities represented by the ADSs evidenced by such Holder’s ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities. On the business day following the date fixed by the Depositary as the last date for delivery of voting instructions, the Depositary shall endeavor to give notice to the Company by cable, telex or facsimile transmission of the voting instructions received from the Holders as of the close of business on such fixed date.  In order to give Holders a reasonable opportunity to instruct the

Depositary as to the exercise of voting rights in respect of Deposited Securities, as provided above, the Company shall give the Depositary notice of any such meeting or solicitation of consents or proxies not less than 25 days prior to the date of such meeting or vote.

13.          ChanGes Affecting Deposited Securities

Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company or to which it is a party, any securities, cash or other property that shall be received by the Depositary in exchange for, or in conversion or replacement of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the ADRs shall thenceforth evidence ADSs representing the right to receive the Deposited Securities as so reconstituted, subject to the provisions of the following sentence. In any such case the Depositary may with the Company’s approval (which approval shall not be unreasonably withheld), and shall if the Company shall so reasonably request, subject to the Deposit Agreement, distribute any part of the securities, cash or other property so received or execute and deliver additional ADRs as in the case of a dividend of Shares, in either case in accordance with paragraph (10) and thereafter the Depositary may, in its discretion but with the prior approval of the Company (which approval shall not be unreasonably withheld), call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such newly received Deposited Securities the extent not so distributed.

14.          Exoneration

The Depositary, the Company, their agents and each of them shall:  (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations (other than those directly related to the handling of Deposited Securities and Cash) to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) assume no liability except to perform its obligations directly related to the handling of Deposited Securities and Cash to the extent they are specifically set forth in this ADR and the Deposit Agreement without negligence or bad faith; (d) in the case of the Depositary and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (e) in the case of the Company and its agents hereunder, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (f) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document reasonably believed by them to be genuine and to have been signed and duly presented by the proper party or parties.  The Depositary and its agents may own and deal in any class of  securities of the Company and its affiliates and in ADRs.  The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company to the extent such losses are due to the negligence or bad faith of the Depositary.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.  Neither the Depositary nor the Company, nor any of their respective officers, directors, representatives, employees or agents shall incur any liability to Holders, beneficial owners or third parties for any special, consequential, indirect or punitive damages arising from any breach of the terms of the Deposit Agreement or otherwise.

15.          ResiGnation and Removal of Depositary; The Custodian.

Subject to Section 13 of the Deposit Agreement, the Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary.  The Depositary may appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

16.          Amendment

Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

17.          Termination.

Upon the resignation or removal of the Depositary pursuant to the Deposit Agreement, the Depositary shall, at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement at its own initiative, after giving notice to the Holders as provided in the preceding sentence of this Paragraph (17), if no successor depositary shall have been appointed and accepted its appointment as provided in Section 13 of the Deposit Agreement within 90 days from the date on which either the Depositary delivered to the Company written notice of its resignation or the Company delivered to the Depositary written notice of its removal as Depositary hereunder.  After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities (without liability for interest) and any net proceeds from the sale of any Rights or other property, without liability for interest, as the Depositary may reasonably effect. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents under paragraph (7) hereof and Section 16 of the Deposit Agreement.